EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96063
(To Prospectus dated July 7, 2003)



                           [B2B INTERNET HOLDRS LOGO]



                       1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust



This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                     Primary
                                                       Share         Trading
         Name of Company(1)             Ticker        Amounts        Market
    -----------------------------  ---------------  -----------  ---------------
    Agile Software Corporation           AGIL            4           NASDAQ
    Ariba, Inc.                          ARBA           14           NASDAQ
    CheckFree Corporation                CKFR            4           NASDAQ
    Commerce One, Inc.                   CMRC           1.2          NASDAQ
    FreeMarkets, Inc.                    FMKT            3           NASDAQ
    Internet Capital Group, Inc.         ICGE           15           NASDAQ
    Pegasus Solutions, Inc.              PEGS            2           NASDAQ
    QRS Corporation                      QRSI            1           NASDAQ
    Retek, Inc.                          RETK            3           NASDAQ
    SciQuest, Inc.                       SQST           0.4          NASDAQ
    VerticalNet, Inc.                    VERT           0.6          NASDAQ

---------------------
(1) On December 5, 2003, Nexprise Inc. was delisted from trading on the Nasdaq NMS. As set forth in the prospectus, because Nexprise Inc. was not listed for trading on another U.S. national securities exchange within five business days from the date of delisting, the shares of Nexprise Inc. included in B2B Internet HOLDRS were distributed from B2B Internet HOLDRS at a rate of .0013333 shares of Nexprise Inc. per share of B2B Internet HOLDRS. As a result, Nexprise Inc. is no longer represented in B2B Internet HOLDRS.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

          The date of this prospectus supplement is December 31, 2003.